UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2006

Peoples Bancorp of North Carolina, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-27205	56-2132396
(Commission File No.)	(IRS Employer Identification No.)

518 West C Street, Newton, North Carolina	28658
(Address of Principal Executive Offices)	(Zip Code)

(828) 464-5620
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Peoples Bancorp of North Carolina, Inc.

Item 2.02. Results of Operations and Financial Condition

On April 17, 2006, Peoples Bancorp of North Carolina, Inc. issued a press release announcing first quarter 2006 earnings.

A copy of the press release is attached hereto as Exhibit (99)(a) and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

         (d)       Exhibits

             (99)(a)  Press Release, dated April 17, 2006

Disclosure about forward-looking statements

This Form 8-K contains forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in interest rate environment, management’s business strategy, national, regional, and local market conditions and legislative and regulatory conditions.

Readers should not place undue reliance on forward-looking statements, which reflect management’s view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. Readers should also carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Date: April 19, 2006	By:	/s/ A. Joseph Lampron
A. Joseph Lampron
Executive Vice President and Chief Financial Officer

EXHIBIT (99)(a)

NEWS RELEASE

April 17, 2006
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc., the parent company of Peoples Bank, reported net income of $2.2 million, or $0.66 basic net income per share and $0.64 diluted net income per share, for the three months ended March 31, 2006 as compared to $1.3 million or $0.37 basic net income per share and $0.36 diluted net income per share, for the same period one year ago. Net income from recurring operations for the three months ended March 31, 2006 was $2.4 million, or $0.70 basic net income per share and $0.69 diluted net income per share, as compared to first quarter 2005 net income from recurring operations of $1.3 million, or $0.37 basic net income per share and $0.36 diluted net income per share.

Tony W. Wolfe, President and Chief Executive Officer, attributed the growth in recurring first quarter earnings to growth in interest-earning assets, which contributed to increases in net interest income and non-interest income. These increases in net interest income and non-interest income were partially offset by increases in the provision for loan losses and non-interest expense.

Net interest income increased 28% to $8.0 million for the three months ended March 31, 2006 compared to $6.2 million for the same period one year ago. This increase is attributable to an increase in interest income due to increases in the prime rate, which resulted from Federal Reserve interest rate increases. In addition, the average outstanding balances of loans and investment securities available for sale increased for the three months ended March 31, 2006. Net interest income after the provision for loan losses increased 31% to $7.2 million during the first quarter of 2006, compared to $5.5 million for the same period one year ago. The provision for loan losses for the three months ended March 31, 2006 was $759,000 as compared to $690,000 for the same period one year ago.

Recurring non-interest income increased 23% to $2.0 million for the three months ended March 31, 2006, as compared to $1.6 million for the same period one year ago. The increase in recurring non-interest income is primarily due to an increase in service charges and fees of $271,000, an increase in miscellaneous other income of $99,000 and an increase in mortgage banking income of $17,000. Net non-recurring losses of $63,000 for the three months ended March 31, 2006 included an $82,000 loss on the sale of securities partially offset by a $19,000 gain on the disposition of assets.

Recurring non-interest expense increased 5% to $5.5 million for the three months ended March 31, 2006, as compared to $5.3 million for the same period last year. The increase in non-interest expense included an increase of $176,000 or 6% in salaries and benefits expense due to normal salary increases and increased incentive expense, as well as an increase of $77,000 or 15% in other non-interest expenses. The Company had non-recurring expenses of $178,000 in the first quarter of 2006 resulting from a prepayment fee associated with the early termination of a $5.0 million Federal Home Loan Bank advance. This fee is included in other non-interest expense.

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS - PAGE TWO

Total assets as of March 31, 2006 amounted to $761.7 million, an increase of 10% compared to total assets of $690.0 million at March 31, 2005. This increase is primarily attributable to an increase in loans combined with an increase in available for sale securities. Loans increased 9% to $590.6 million as of March 31, 2006 compared to $540.0 million as of March 31, 2005. Available for sale securities increased 9% to $113.8 million as of March 31, 2006 compared to $103.9 million as of March 31, 2005, the result of additional securities purchases. This increase in available for sale securities was partially offset by paydowns on mortgage-backed securities, calls and maturities.

Non-performing assets totaled $5.2 million at March 31, 2006 or 0.68% of total assets, compared to $8.3 million at March 31, 2005 or 1.20% of total assets. The allowance for loan losses at March 31, 2006 amounted to $7.6 million or 1.30% of total loans compared to $7.4 million or 1.37% of total loans at March 31, 2005.

Deposits amounted to $613.5 million as of March 31, 2006, representing an increase of 10% over deposits of $558.3 million at March 31, 2005. Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and certificates of deposits of denominations less than $100,000, increased $15.8 million to $429.2 million at March 31, 2006 as compared to $413.4 million at March 31, 2005 primarily due to an increase of $18.7 million in certificates of deposit in amounts less than $100,000 and a $16.2 million increase in non-interest bearing demand deposits. These increases in core deposits were partially offset by a $19.2 million decrease in interest bearing demand deposits resulting from a decrease in the Bank’s Investment Checking product. Certificates of deposit in amounts greater than $100,000 or more totaled $184.3 million at March 31, 2006 as compared to $144.9 million at March 31, 2005. This increase is due to an increase of $21.1 million in brokered deposits combined with an increase of $18.4 million in non-brokered deposits resulting from a change in certificate of deposit pricing strategies implemented in 2005.

Shareholders’ equity increased to $55.5 million, or 7.28% of total assets, at March 31, 2006 as compared to $50.7 million, or 7.35% of total assets, at March 31, 2005. The $4.7 million increase in shareholders’ equity from March 31, 2005 to March 31, 2006 is primarily due to net income earned for the period, which was offset by a $601,000 decrease in accumulated other comprehensive income as compared to March 31, 2005. The decrease in accumulated other comprehensive income is primarily due to a decrease in the market value of available for sale securities.

Peoples Bank operates entirely in North Carolina, with eleven offices throughout Catawba County, one office in Alexander County, three offices in Lincoln County and two offices in Mecklenburg County. The Bank also operates a Loan Production Office in Davidson, North Carolina, which is located in Mecklenburg County. The Company’s common stock is publicly traded over the counter and is quoted on the Nasdaq National Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2005.

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS - PAGE THREE

CONSOLIDATED BALANCE SHEETS
March 31, 2006, December 31, 2005 and March 31, 2005

	March 31, 2006	December 31, 2005	March 31, 2005
	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$22,959,163	$18,468,999	$14,789,934
Federal funds sold	3,493,000	1,347,000	859,000
Cash and cash equivalents	26,452,163	19,815,999	15,648,934

Investment securities available for sale	113,758,100	115,158,184	103,913,432
Other investments	5,804,449	5,810,749	6,080,249
Total securities	119,562,549	120,968,933	109,993,681

Loans	590,564,977	566,663,416	540,031,706
Mortgage loans held for sale	2,571,200	2,247,900	3,090,350
Less: Allowance for loan losses	(7,649,364)	(7,424,782)	(7,419,580)
Net loans	585,486,813	561,486,534	535,702,476

Premises and equipment, net	12,705,399	12,662,153	12,924,933
Cash surrender value of life insurance	6,363,484	6,311,757	6,148,580
Accrued interest receivable and other assets	11,178,541	9,034,239	9,601,761
Total assets	$761,748,949	$730,279,615	$690,020,365

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$101,497,002	$94,660,721	$85,265,032
NOW, MMDA & Savings	172,164,020	183,248,699	191,331,645
Time, $100,000 or more	184,315,220	152,410,976	144,862,102
Other time	155,538,776	152,533,265	136,795,166
Total deposits	613,515,018	582,853,661	558,253,945

Demand notes payable to U.S. Treasury	121,769	1,473,693	1,284,709
Securities sold under agreement to repurchase	3,905,108	981,050	-
FHLB borrowings	69,500,000	71,600,000	61,000,000
Junior subordinated debentures	14,433,000	14,433,000	14,433,000
Accrued interest payable and other liabilities	4,800,560	4,585,217	4,315,642
Total liabilities	706,275,455	675,926,621	639,287,296

Shareholders' Equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued
and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and
outstanding 3,437,285 shares in 2006
and 3,440,805 shares in 2005	40,856,995	41,096,500	41,355,975
Retained earnings	16,511,234	14,656,160	10,671,056
Accumulated other comprehensive income	(1,894,735)	(1,399,666)	(1,293,962)
Total shareholders' equity	55,473,494	54,352,994	50,733,069

Total liabilities and shareholders' equity	$761,748,949	$730,279,615	$690,020,365

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2006 and 2005

	Three months ended
	March 31,
	2006	2005
	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$11,527,479	$8,461,937
Interest on federal funds sold	4,142	1,480
Interest on investment securities:
U.S. Government agencies	1,021,674	848,356
States and political subdivisions	192,750	181,863
Other	125,163	87,033
Total interest income	12,871,208	9,580,669

INTEREST EXPENSE:
NOW, MMDA & savings deposits	674,737	633,320
Time deposits	2,987,731	1,789,677
FHLB borrowings	885,690	711,776
Junior subordinated debentures	279,639	207,474
Other	35,543	4,066
Total interest expense	4,863,340	3,346,313
NET INTEREST INCOME	8,007,868	6,234,356
PROVISION FOR LOAN LOSSES	759,000	690,000
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,248,868	5,544,356

NON-INTEREST INCOME:
Service charges	924,945	805,260
Other service charges and fees	396,017	244,627
Gain (loss) on sale of securities	(81,800)	-
Mortgage banking income	120,608	103,116
Insurance and brokerage commission	103,900	109,759
Miscellaneous	474,209	375,306
Total non-interest income	1,937,879	1,638,068
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,238,770	3,062,501
Occupancy	988,396	969,066
Other	1,475,312	1,227,280
Total non-interest expenses	5,702,478	5,258,847

INCOME BEFORE INCOME TAXES	3,484,269	1,923,577
INCOME TAXES	1,249,200	646,800

NET INCOME	$2,235,069	$1,276,777
PER SHARE AMOUNTS
Basic net income	$0.66	$0.37
Diluted net income	$0.64	$0.36
Cash dividends	$0.11	$0.10
Book value	$16.14	$14.70

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS - PAGE FIVE

FINANCIAL HIGHLIGHTS
For the three months ended March 31, 2006 and 2005

	Three months ended
	March 31,
	2006	2005
	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$116,648,247	$104,489,669
Loans	580,463,706	538,897,639
Earning assets	704,957,468	650,350,681
Assets	744,167,124	687,980,934
Deposits	588,699,597	554,229,998
Shareholders' equity	56,513,281	51,974,639

SELECTED KEY DATA:
Net interest margin (tax equivalent)	4.71%	3.98%
Return of average assets	1.22%	0.75%
Return on average shareholders' equity	16.04%	9.96%
Shareholders' equity to total assets (period end)	7.28%	7.35%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$7,424,782	$8,048,627
Provision for loan losses	759,000	690,000
Charge-offs	(586,039)	(1,404,263)
Recoveries	51,621	85,216
Balance, end of period	$7,649,364	$7,419,580

ASSET QUALITY:
Non-accrual loans	$4,852,504	$7,541,426
90 days past due and still accruing	-	68,857
Other real estate owned	344,935	664,252
Total non-performing assets	$5,197,439	$8,274,535
Non-performing assets to total assets	0.68%	1.20%
Allowance for loan losses to non-performing assets	147.18%	89.67%
Allowance for loan losses to total loans	1.30%	1.37%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans		General Reserve
	By Risk Grade*		Percentage
	3/31/2006	3/31/2005	3/31/2006	3/31/2005
Risk 1 (excellent quality)	13.69%	14.02%	0.15%	0.15%
Risk 2 (high quality)	17.62%	22.65%	0.50%	0.50%
Risk 3 (good quality)	58.26%	54.75%	1.00%	1.00%
Risk 4 (management attention)	7.50%	4.78%	2.50%	2.50%
Risk 5 (watch)	1.15%	0.88%	7.00%	7.00%
Risk 6 (substandard)	0.37%	0.80%	12.00%	12.00%
Risk 7 (low substandard)	0.59%	0.72%	25.00%	25.00%
Risk 8 (doubtful)	0.00%	0.00%	50.00%	50.00%
Risk 9 (loss)	0.00%	0.00%	100.00%	100.00%

*Excludes non-accrual loans

At March 31, 2006 there was one relationship exceeding $1.0 million (which totaled $1.8 million) in the Watch risk grade, no relationships exceeding $1.0 million in the Substandard risk grade, and one relationship exceeding $1.0 million (which totaled $3.1 million) in the Low Substandard risk grade. These customers continue to meet payment requirements and these relationships would not become non-performing assets unless they are unable to meet those requirements.

(END)